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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                           Three D Departments, Inc.
             (Exact name of registrant as specified in its charter)

Date of Report:  June 6, 1998
                 ------------

Delaware                           1-5967                    06-0733200
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(State or other                    (Commission               (IRS Employer
jurisdiction of incorporation)     File Number)              Identification No.)

3535 Hyland Avenue, Suite 200                              92626
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(Address of principal executive offices)

Registrant's telephone number, including area code 714-662-0818
                                                   ------------

     N/A
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(Former name or former address, if changed since last report).

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Item 4.  Other Events
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(a)      Unofficial Creditors Committee

         (i) Beginning in February 1998 merchandise shipments to the Company constricted due to a tightening of bank and trade credit. From the beginning of February 1998 to the end of March 1998 merchandise inventory declined 8.7%.

         (ii) On April 15, 1998 the Company met with its trade creditors to discuss a forecast of a downturn in business the Company was projecting for the months of May, June, and July, 1998. The Company asked its trade creditors to temporarily place all demands for collection on trade credit on hold dated April 15, 1998 and prior, while the Company sought alternative financing and strategic proposals. On April 15, 1998 the trade creditors formed an Unofficial Creditors Committee to consult with the Company. The Company asked the trade creditors to continue the moratorium until July 15, 1998. The Company is currently in discussions regarding financing and strategic alternatives.

(b)      Appointment of new Executive Officer

         (i) On May 6, 1998, the Board of Directors asked Mr. Donald Abrams to return to the Company, after an absence of 20 months and assume the role as President and Chief Executive Officer. Mr. Abrams accepted and was appointed to the above named positions by the Board of Directors. Mr. Bernard Abrams, the former Chairman and Chief Executive Officer remained as a Director.

         (ii) On May 22, 1998, the Board of Directors elected Mr. Donald Abrams as Chairman of the Board of Directors.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              THREE D DEPARTMENTS, INC.

                                              By:/S/ Steven Kerkstra
                                                 -------------------------------
                                                 Steven R. Kerkstra
                                                 Chief Financial Officer

Date:  June 6, 1998